Exhibit 99.1

McAfee.com Announces Second Quarter 2002 Revenues of $20.7 Million up 44%
from 2001; Pro-Forma Earnings per Share of $0.10

Sunnyvale, Calif., July 10, 2002—McAfee.com (Nasdaq: MCAF), a leading provider of Web security services, today announced operating results for the fiscal second quarter 2002. Revenue for the quarter was $20.7 million, up $6.3 million from the same period last year, representing year-over-year revenue growth of 44 percent. Second quarter revenues increased steadily over first quarter revenues of $18.8 million. Pro-forma net income for the quarter, excluding the amortization of intangibles and charges related to the tender offer, was $4.7 million or $0.10 per share. Net income for the quarter, including such charges, was $6.4 million or $0.13 per diluted share.

“The incredible strength in bookings, revenue, profitability, subscriber growth and partnerships that we experienced this quarter is a strong indicator of our growth over the next several quarters,” said Srivats Sampath, president and chief executive officer, McAfee.com. “We continue to execute near flawlessly and deliver outstanding results in a difficult and challenging economic environment. This quarter truly illustrates the current and future potential of this company and its business model.”

Second Quarter Highlights:

Subscriber Momentum

•	Total unique paid subscribers and total active paid subscriptions through McAfee.com and its Global Affiliates surpassed 1.73 million and 2 million respectively.

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McAfee.com unique paid subscribers surpassed 1.6 million during the quarter. Net new subscribers acquired during the period exceeded 155,000. The Company’s average sale per subscriber increased to $33.

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McAfee.com Japanese Affiliate, Sourcenext, acquired over 43,000 new subscribers. The cumulative number of Sourcenext subscribers increased to over 130,000. Subscribers acquired through our Global Affiliates are included in the total unique paid subscriber count.

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As of June 30, 2002, the Company had over 1.9 million active paid subscriptions (excluding Global Affiliates) to various McAfee.com services. On an aggregate basis, the ratio of total subscription services to total subscribers increased to approximately 1.21.

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McAfee.com Security Center, launched in April, has proven extremely effective in converting trials to paid subscribers and boosting the number of services purchased by each subscriber and has an installed base of over 2 million users.

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McAfee.com for Business, which provides managed security services for the SME market, continues to gain traction with the continued acquisition of over 1,200 new small business customers. This represents a 25 percent increase in the total number of business customers.

Business News

•	McAfee.com signed a marketing and services agreement with America Online, Inc. in Q2 2002. Details of this agreement will be announced pending completion of further technical analysis and planning.

•	McAfee.com signed an OEM agreement with e-Machines, a leading provider of low-cost consumer PCs, to pre-load trial versions of anti-virus and firewall protection.

Services and Products

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McAfee.com introduced the “McAfee.com SecurityCenter,” a next-generation service comprising a set of innovative security tools that alert, inform and protect Internet users. In addition, users can access free trials of McAfee.com’s managed security solutions. The SecurityCenter quickly determines a PC’s level of vulnerability to Internet threats while providing easy access to powerful security solutions.

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McAfee.com launched “SpamKiller” for consumers and businesses. This award-winning technology blocks unsolicited messages (“spam”) from entering email inboxes, sends complaints to the spammer’s service provider and returns a false “bounced” email message to the spammer. SpamKiller recently received a “Best Buy” award from PC World magazine and an eight out of 10 rating in a recent review of anti-spam products by CNET.

•	McAfee.com enhanced its VirusScan Online, Personal Firewall and Privacy Services with additional functionality:

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VirusScan Online now includes file quarantine capabilities to safely isolate and neutralize infected and suspicious files, and incremental update technology to download only those files that have been included or changed since the last update, significantly reducing file size and download time to a fraction of that of previous versions.

•	McAfee.com Personal Firewall now offers advanced integration with Hackerwatch.org, enhanced reporting and an exportable text-based log capability.

•	McAfee.com Privacy Service now includes an enhanced event log, an increased number of inappropriate URLs and safe page redirect.

Technology News

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McAfee.com announced its plans for the next generation of Web-based security services. The McAfee.com “Grid Security Services” represents a new concept that brings together the massively distributed computing capabilities of Internet-based grid technologies with XML-based Web security services to provide powerful, real-time security to millions of users and businesses on the Internet. Grid Security Services represent the next step in the evolution of McAfee.com’s patented Web security services model.

A conference call with Company Management will be held today, Wednesday July 10, 2002, at 2:00 pm Pacific time. Investors are encouraged to participate in the conference call to gain a more detailed understanding of current operational results, as well as general management guidance regarding expectations of future results. The call will be broadcast live from www.mcafee.com, or you may call in to listen. The conference telephone numbers are: toll free 1- 888-820-8952, or +1-712-271-3012: pass code McAfee.

A replay of the conference call will be available shortly after the conclusion of the call. The dial-in numbers are: 1- 800-337-6558 or +1- 402-220-9657.

About McAfee.com

McAfee.com Corporation is a world-leading provider of managed Web security, optimization and maintenance services. Using a patented system and process of delivering software through an Internet browser, McAfee.com has redefined how software is developed, delivered and experienced by PC users at home and at work, virtually eliminating the need to install, configure and manage the technology on a local PC or network. McAfee.com hosts software application services on its vast technology infrastructure and provides these services to users online through its Web site www.mcafee.com. McAfee.com has signed up more than two million subscriptions, making it one of the largest paid subscription sites on the Internet.

For more information, contact McAfee.com at 408-992-8100 or visit http://www.mcafee.com.

NOTE: McAfee is a registered trademark. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These statements are subject to the “safe harbor” created by those sections. McAfee.com’s actual results for future periods could differ materially from those contained in these forward-looking statements. We refer you to the risk factors described in McAfee.com’s IPO Prospectus, annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission for a detailed description of risks that could cause actual results to differ materially from our forward looking statements.

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MCAFEE.COM

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
in thousands except per share data
(unaudited)

	PRO FORMA				PRO FORMA
	Three Months Ended June 30,				Six Months Ended June 30,
	2002		2001		2002		2001
Revenue	$20,697		$14,409		$39,461		$27,225
Cost of Revenue
COGS	750		400		1,422		941
Technology Cost	2,174		2,204		4,308		4,626
Customer Support Cost	1,158		1,124		2,742		3,897
License Fees	920		483		1,743		938

Total Cost of Revenue	$5,002		$4,211		$10,215		$10,402

Gross Margin	15,695	76%	10,198	71%	29,246	74%	16,823	62%
Operating Costs & Expenses
Sales & Marketing	2,827	14%	3,191	22%	5,461	14%	5,608	21%
Research & Development	3,629	18%	4,034	28%	7,080	18%	7,699	28%
General & Administrative	2,259	11%	2,216	15%	4,058	10%	4,041	15%
NAI Tender Offer Related Expenses	—		—		—		—
Stock-based Compensation	—		—		—		—
Amortization of Intangibles	—		—		—		—

Total Operating Costs & Expenses	$8,715		$9,441		$16,599		$17,348

Income from Operations	6,980	34%	757	5%	12,647	32%	(525)	-2%
Interest Income/(Expense) / Other	600		931		1,154		1,996
Writedown Investment	—		—		—		(1,000)

Income Before Provision for Income Taxes	$7,580		$1,688		$13,801		$471
Provision for Income Taxes	2,880		426		5,244		615

Net Income (Loss)	$4,700		$1,262		$8,557		$(144)

Pro Forma Basic Earnings (Loss) per Share	$0.10		$0.03		$0.18		$(0.00)
Pro Forma Diluted Earnings per Share	$0.10		$0.03		$0.17		$(0.00)
Shares Used in Basic Earnings (Loss) per Share Calculation	47,983		44,925		47,837		44,811
Shares Used in Diluted Earnings (Loss) per Share Calculation	48,914		46,542		48,926		44,811
Pro Forma Income (Loss)	$4,700		$1,262		$8,557		$(144)
Reconciling items to US GAAP Net Income (Loss):
Pro Forma Income Taxes	2,526		—		4,610		—
Stock-based Compensation	—		—		1,551		—
Amortization of Intangibles	(282)		(1,396)		(372)		(2,832)
NAI Tender Offer Related Expenses	(499)		—		(2,399)		—

Total Pro Forma Reconciling items	1,745		(1,396)		3,390		(2,832)

Net Income (Loss)	$6,445		$(134)		$11,947		$(2,976)

MCAFEE.COM

BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2002	December 31, 2001
ASSETS
Cash & Marketable Securities	$117,386	$102,507
Accounts Receivable, net	2,026	1,208
Prepaid and Other Expenses	3,839	1,517
Goodwill	13,566	12,892
Fixed Assets, net	5,104	6,177
Other Assets	133	143

Total Assets	$142,054	$124,444

LIABILITIES
Accounts Payable	668	1,984
Accrued Liabilities	11,698	9,010
Payable to NAI	5,763	8,210
Deferred Revenue	38,326	33,206
Other Liabilities	268	142

Total Liabilities	$56,723	$52,552

Stockholders’ Equity
Common Stock	48	47
Additional Paid-in Capital	135,621	134,477
Other	(745)	(1,092)
Retained Earnings (Accumulated Deficit)	(49,593)	(61,540)

Total Stockholders’ Equity	85,331	71,892

Total Liabilities and Stockholders’ Equity	$142,054	$124,444

DSO—Qrtly	9	6

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